[Chambliss, Bahner & Stophel, P.C. Letterhead]

October 4, 2006

Manchester Inc.
100 Crescent Court, 7th Floor
Dallas, Texas 75201

Re: Share Purchase and Exchange Agreements

Ladies and Gentlemen:

We have acted as counsel to Nice Cars Capital Acceptance Corporation, a Georgia corporation (“NCCAC”) and Nice Cars, Inc., a Georgia corporation (“NCI,” and together with NCCAC, the “Companies,” and each a “Company”) in connection with (i) that certain Share Purchase and Exchange Agreement, dated as of October 2, 2006, by and between Manchester Inc. (the “Parent”), Nice Cars Acceptance AcquisitionCo, Inc. (“NCAAC”), Victoria and Raymond Lyle (the “Sellers”), and NCCAC (the “NCCAC Agreement”) and the Note executed in connection with the NCCAC Agreement (the “Purchase Note”); and (ii) that certain Share Purchase and Exchange Agreement, dated as of October 2, 2006, by and between Nice Cars Operations AcquisitionCo, Inc. (“NCOAC” and together with the Parent and NCAAC, the “Buyers,” and each a “Buyer”), the Sellers, the Parent and NCI (the “NCI Agreement” and together with the NCCAC Agreement and the Purchase Note, the “Agreements”).

For purposes of this opinion, we have examined the following:

(a) the Agreements;

(b) a Certificate from the Secretary of State of Georgia, dated as of September 25, 2006, certifying to the continued legal existence and good standing of the NCCAC in such state;

(c) a Certificate from the Secretary of State of Georgia, dated as of September 25, 2006, certifying to the continued legal existence and good standing of the NCI;

(d) a Certificate from the Secretary of State of Tennessee, dated as of September 26, 2006, certifying to the authorization of NCI to do business in such state; and

(e) a Certificate from the Secretary of State of Tennessee, dated as of September 26, 2006, certifying to the authorization of NCCAC to do business in such state; and

(f) certificates from each of the Companies (the “Companies’ Certificates”), certifying as to certain factual matters.

Manchester Inc.	October 4, 2006

The items set forth (b), (c), (d), (e) and (f) are collectively referred to herein as the “Corporate Records.” We have based our opinion expressed below as to the valid existence and good standing of the Company solely upon the good standing certificates referenced above.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. NCCAC is a corporation that is validly existing and in good standing under the laws of the State of Georgia.

2. NCI is a corporation that is validly existing and in good standing under the laws of the State of Georgia.

3. When each of the Agreements has been executed and delivered by each of the Companies, each of the Agreements shall constitute a valid and binding obligation of each Company, enforceable against such Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium or other laws of general applicability relating to or affecting the rights of creditors generally, and by general equitable principles, whether such enforcement is considered in a proceeding in equity or at law.

4. Each Company has the corporate power and corporate authority to execute, deliver and carry out the terms of the Agreements, and to consummate the transactions contemplated on the part of the Companies thereby.  Each Company has taken all action required by law, its Certificate of Incorporation and Bylaws to authorize such execution, delivery and consummation of the Agreements.

The foregoing opinions are limited to matters involving the state of Georgia and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction and we have provided our opinion in respect of all matters governed by or pertaining to the laws of states other than the State of Georgia only as if such legal matters were to be decided under the laws of the State of Georgia within the State of Georgia.

Our opinion is also subject to the following qualifications:

A. In rendering this opinion, we have relied as to factual matters upon the representations and warranties made in the Agreements and the certificates and documents referred to in clauses (b), (c), (d), (e) and (f) of the second paragraph of this letter. Where we render an opinion “to our knowledge,” it is based on the actual knowledge of attorneys in this firm who have, within the previous twelve (12) months, been involved with matters related to the Companies and the transactions contemplated by the Agreements, and a review of the certificates and documents referred to in clauses (a) through (d) of this letter. While nothing has come to our attention leading us to question or giving us reasonable grounds to question the accuracy of such certificates and documents or the information contained therein, we have not, except as specifically noted in this opinion, made any independent review or investigation. We have not examined any records of any court, administrative tribunal or other similar entity.

Manchester Inc.	October 4, 2006

B. We have made such examination of Georgia and federal law other than securities and antitrust laws as we have deemed relevant for the purpose of this opinion. We have not made any review of the laws of any other state or jurisdiction.

C. No opinion is expressed as to whether any provisions in the Agreements are specifically enforceable in equity.

D. We have assumed that: (i) the Buyers have all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Agreements in accordance with the terms thereof; (ii) the Agreements have been duly authorized, executed and delivered by the Buyers; and (iii) the Agreements constitute the valid, binding and enforceable obligation of the Buyers.

E.  Our opinion that the Agreements are enforceable is subject to the qualification that a court may find certain provisions of the Agreements to be unenforceable, but such unenforceability will not, subject to the other exceptions, qualifications and limitations in this opinion letter, render the Agreements invalid as a whole. Our opinions are qualified by the limitations that certain contract provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material. Our opinion regarding the enforceability of the Agreements is further subject to the effect of rules of law that may in a court’s opinion, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which a court concludes the unenforceable portion is not an essential part of the agreed exchange.

F. We express no opinion regarding the enforceability of:

(i) any provisions in the Agreements relating to consent to jurisdiction, selection of venue, means of service of process or choice of law;

(ii) any provisions in the Agreements that require waivers or amendments to be made only in writing;

(iii) any provisions in the Agreements that purport to authorize a party to act in its sole discretion;

(iv) any provisions in the Agreements that purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws;

(v) any provisions in the Agreements that impose liquidated damages, penalties or forfeiture;

(vi) any provisions in the Agreements purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees;

Manchester Inc.	October 4, 2006

(vii) any provisions in the Agreements providing for arbitration;

(viii) any provisions in the Agreements that purport to restrict competition or solicitation of employees or customers;

(ix) local laws, including ordinances, zoning restrictions, and rules and regulations adopted by counties and municipalities;

(x) any provisions in the Agreements to the effect that (a) rights or remedies are not exclusive, (b) rights or remedies may be exercised without notice, (c) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (d) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, or (e) the failure to exercise, or any delay in exercising, rights or remedies available under the Agreements will not operate as a waiver of any such right or remedy; or

(xi) any applicable state or federal securities statutes, rules or regulations, or any antifraud statutes, rules or regulations of applicable state antifraud laws and applicable federal antifraud laws concerning the issuance or sale of securities.

At the request of our client, this opinion is being provided to you pursuant to the Agreements and is for your sole benefit. This opinion is limited to the matters expressly stated herein and no opinion or other statement may be inferred or implied beyond the matters expressly stated herein. This opinion may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Agreements without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date hereof.

Very truly yours,

/s/ Chambliss, Bahner & Stophel, P.C.
Chambliss, Bahner & Stophel, P.C.